MANAGEMENT AGREEMENT

     AGREEMENT, made as of the 22nd day of September, 1999, by and between PEMBROKE SUPERVISORY MANAGEMENT, LLC (the "Supervisory Manager"), a Nevada limited liability company with offices located at 70 East 55th Street, 7th Floor, New York, NY 10022, and COLLIERS NEVADA MANAGEMENT, LLC (the "Managing Agent"), a Nevada limited liability company with offices located at 5310 Kietzke Lane, Suite 105, Reno, Nevada 89511.

                              W I T N E S S E T H:

     WHEREAS, HIGH CASH PARTNERS (the "Owner") owns the land and buildings known as the Sierra Marketplace located on the southeast corner of South Virginia Street and Mona Lane in the City of Reno, Washoe County, Nevada (collectively referred to herein as the "Project") and

     WHEREAS, the Owner has retained the Supervisory Manager to operate and manage the Project; and

     WHEREAS, the Managing Agent and its managerial personnel and affiliates are experienced in managing and operating first class commercial space; and

     WHEREAS, the Supervisory Manager desires to retain the Managing Agent to operate and manage the Project on behalf of the Supervisory Manager, and the Managing Agent desires to be so retained, all in accordance with the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the Supervisory Manager and the Managing Agent hereby agree as follows:

     1. Retention of the Managing Agent. Pursuant to the terms provided herein and subject to the limitations and conditions herein set forth, the Supervisory Manager hereby appoints the Managing Agent, and the Managing Agent hereby accepts the appointment, as the managing and operating agent of the Project with authority to manage the day-to-day operations of the Project on behalf of the Supervisory Manager.

     2. Performance of Services and Payment Therefor. During the term of this Agreement, on behalf of the Supervisory Manager, the Managing Agent shall perform the services described in this Agreement and pay all expenses required to be paid in connection therewith, all of which shall, if reasonable, and except as otherwise specifically provided herein, be paid from "Gross Proceeds" and be an "Expense" (both as defined in Section 4(a)(X11)); provided, however, that to the extent funds are not available either from Gross Proceeds or the Supervisory Manager, the Managing Agent shall not be obligated to pay said Expenses.

     3. Term. The rights and obligations of the Managing Agent hereunder shall commence on the date hereof and shall continue unless sooner terminated as hereinafter provided, on December 31, 2000, (the "Expiration Date").





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     4. The Managing Agent's Duties.

        (A) The Managing Agent shall not pay any payments or cause any payments to be made for (i) real estate taxes applicable to the Project, (ii) insurance coverage with respect to the Project or (iii) for debt service or ground rent payments. Except as otherwise directed from time to time by the Supervisory Manager, the Managing Agent (1) shall perform or cause to be performed, on behalf of the Supervisory Manager, all of the Owner's obligations as landlord (sometimes referred to herein as "Landlord") to the tenants ("Tenant" or "Tenants") under the space leases for the Project ("Space Lease") that are capable of being performed by persons other than the Landlord and (2) shall not perform or cause to be performed any act, the performance of which would cause a default under a Space Lease or would permit a Tenant to validly claim a reduction in rent, a termination of its Space Lease or any other remedy under its Space Lease. The obligations of the Managing Agent hereunder shall be limited by the availability of funds with which to perform such obligations, and the Managing Agent shall have no obligation to advance funds or to perform any act or obligation if sufficient funds are not available for such purposes.

        (B) In pursuance, but without limiting the generality of the foregoing, on behalf of the Supervisory Manager, the Managing Agent shall, except as otherwise directed from time to time by the Supervisory Manager, perform the following services:

             (I) Operate the Project in a first-class manner and shall undertake to provide such services as are then customarily provided by operators of similar type projects of comparable class and standing to the Project in the same market area;

             (II) Apply sound administrative, accounting, budgeting, operational, sales, advertising, personnel and purchasing policies and practices in such a manner as will maximize the revenues, profitability and value of the Project consistent with the terms and conditions of this Agreement;

             (III) Use its reasonable efforts to obtain the compliance of Tenants with regard to their obligations under their Space Leases. The Managing Agent shall not have the right, either on behalf of the Owner or the Supervisory Manager, to enter into new Space Leases or to cancel, renew, extend or amend any existing or new Space Lease, without, in each case, the prior written approval of the Supervisory Manager. Unless otherwise specifically directed by the Supervisory Manager, all Space Leases shall be in accordance with the leasing standards then in effect and be on the approved Supervisory Manager's standard lease form or Managing Agent's form if approved in writing by the Supervisory Manager. All such leases and/or lease modifications shall be executed by the Supervisory Manager unless otherwise directed, in writing, by Supervisory Manager;

             (IV) Diligently review all leases, subleases and assignments of leases for space in the Project by a Tenant occupying space in the Project or a prospective tenant and submit the same to Supervisory Manager for review, approval and execution;



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             (V) Upon the request of the Supervisory Manager,  provide copies of all Space Leases, subleases and assignments then in effect and/or shall deliver to the Supervisory Manager, and to any persons designated by the Supervisory Manager, a schedule of all then existing Space Leases, which schedule shall provide such information concerning such Space Leases and the Tenants as the Supervisory Manager shall request;

             (VI) Supervise and be solely responsible for the hiring, directing, promoting, discharging and the work of (1) all personnel located on-site and performing managerial and supervisory services in or about the Project and (2) all personnel performing on-site operating and service functions in connection with the Project (the personnel described in (1) and (2) above, collectively referred to herein as "Project Employees"); provided, however, that any contract with a Project Employee shall not be made without the prior written approval of the Supervisory Manager. All of the Project Employees shall be employees of the Managing Agent. The Supervisory Manager reserves the right to approve all Project Employees, if so desired. The total aggregate compensation, including fringe benefits and severance obligations, payable with respect to Project Employees shall constitute an Expense of the Project and shall be paid from either (a) Gross Proceeds or (b) funds otherwise provided by the Supervisory Manager, provided that such Project Employees are approved and listed in the Plan (as defined in Section 4(b)(XXIII)). The Managing Agent shall prepare the payroll for all Project Employees, and shall pay all wages, salaries, taxes and benefits to or in respect of all Project Employees, all of which shall constitute an Expense of the Project. The Managing Agent may from time to time assign one or more of its other employees to the Project on a temporary basis to function as a Project Employee of the Project if approved and listed in the Plan. The reasonable aggregate compensation payable to such Project Employees while assigned to the Project and on Project business shall be an Expense of the Project;

             (VII) The Managing Agent shall receive, consider, evaluate and keep complete records with respect to, and, except as specifically limited by other provisions of this Agreement, shall handle, compromise or settle, the complaints of all Tenants or users of any of the services or facilities of the Project; provided, however, the Managing Agent is not authorized to, and shall not compromise or settle, or make any payment with respect to, any such complaint without the prior written consent of the Supervisory Manager if such compromise, settlement or payment would reduce Gross Proceeds or increase Expenses of the Project;

             (VIII) The Managing Agent shall, upon prior approval of Supervisory Manager, (a) enter into contracts for services furnished to the Project such as electricity, gas, water, telephone, cleaning, elevator and boiler maintenance, heating and air conditioning maintenance and all other necessary utilities and services, (b) enter into leases for personal property necessary for the management and operation of the Project and (c) purchase all utilities, services, material and supplies as are required to be rendered or supplied to the Tenants pursuant to their Space Leases or any common operating agreement; provided, however, that, unless approved in the Plan, any contract or other agreement which exceeds the amount approved in the Plan or if not approved in the Plan and requires the payment of $5,000 or more must have prior written approval of the Supervisory Manager provided, however, that the Managing Agent shall not be required to obtain the Supervisory Manager's prior approval of, nor its signature on, any such agreement which in the reasonable determination of the Managing Agent results from a condition of an emergency nature. The


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Managing  Agent  shall  promptly  notify  the  Supervisory  Manager  of any said emergency and the agreement which was executed without the Supervisory Manager's approval.

Notwithstanding the foregoing, the Managing Agent may not enter into any such contract or other agreements without the prior approval of the Supervisory
Manager, which (a) requires or might require the incremental payment or total contract payment of $5,000 or more during the term hereof, (b) is not terminable without cause or penalty upon not more than thirty (30) days written notice; (c) extends or might extend beyond the Expiration Date of this Agreement or (d) provides or grants to any party other than the Owner or the Supervisory Manager a right of renewal or extension; or (e) conflicts with limits of liability provision in Section 9(E) hereof;

             (IX) The Managing Agent shall cause all repairs ("Repairs"), to be made regardless of the extent or nature of the Repair, if the Repair is necessary to keep all parts of the Project in good condition to the extent the Repair is not required to be made by the Tenants pursuant to their Space Leases or any common operating agreement. Unless approved by the Supervisory Manager or otherwise approved in the Plan, the Managing Agent shall not make or permit to be made any Repairs to the Project (except such Repairs as may be required to comply with the "Legal Requirements" (as defined in Section 4(b)(XIV)) or to prevent loss of insurance described in Section 8(A) hereof) in a manner that would, in the Supervisory Manager's reasonable judgment, impair the value or utility of the Project, or that would permit any Tenant to claim a reduction in rent or other charges, a termination of its Space Lease or claim any other remedy pursuant to its Space Lease. Notwithstanding the foregoing, in the event that the Managing Agent reasonably determines that an emergency condition exists in or about the Project of a nature that requires immediate Repairs to be made to preserve and protect the Project and assure its continued operation, the Managing Agent is authorized to take all reasonable steps to make all expenditures necessary to repair and correct such emergency conditions, whether or not these emergency repairs have been provided for in the Plan. All Repairs shall be expeditiously completed in a good and workmanlike manner in conformance with plans and specifications, if any, therefor and shall be in compliance with all Legal Requirements and shall conform to requirements of all Space Leases, and any mortgage or agreement affecting the Project including the requirements of all insurance policies affecting the Project;

             (X) Unless approved in the Plan or otherwise approved by the Supervisory Manager, the Managing Agent shall not perform, or permit to be performed, any Landlord preparation work as required by any Space Lease
("Landlord Preparation Work"), and shall not permit any Tenant improvements permitted or required by any Space Lease ("Tenant Improvements") (except such Tenant Improvements as may be required to comply with the Legal Requirements) to be made, in a manner that would impair the value or utility of the Project or that would permit any Tenant to claim a reduction in rent or other charges, a termination of its Space Lease or claim any other remedy pursuant to its Space Lease;

             (XI) If the replacement and/or restoration of fixtures, equipment and other ordinary Project capital replacement items or improvements which are not Landlord Preparation Work, Tenant Improvements or Repairs (collectively, "Capital Replacements") becomes necessary or desirable and is approved subject to the conditions contained in this Agreement including, without limitation, the Capital Replacements required to be made in order to comply with any Legal


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Requirement or the  requirements of any Space Lease,  and any other agreement or mortgage affecting the Project hereunder, the Managing Agent shall include in the Monthly Statement (as defined in Section 6C) for the month in which the Capital Replacement occurs, the cost therefor and a statement as to whether such Capital Replacement may be eligible for any investment tax credit. Unless made as a result of a condition which in the reasonable determination ofthe Managing Agent is of an emergency nature, the Managing Agent shall not make, or cause to be made, any Capital Replacements without first obtaining the written approval of the Supervisory Manager. The Managing Agent shall promptly notify the Supervisory Manager of said emergency and the agreement which was executed without the Supervisory Manager's approval. All Capital Replacements approved by the Supervisory Manager shall be made, or caused to be made, by the Managing Agent expeditiously, in a good and workmanlike manner, in conformance with any plans and specifications, if any, therefor and in compliance with all Legal Requirements and the requirements of the Space Leases, and any mortgage or agreement affecting the Project including the requirements of any insurance policies affecting the Project;

             (XII) The Managing Agent shall collect, on behalf of the Owner, all Gross Proceeds and shall deposit all such Gross Proceeds along with any monies furnished by the Supervisory Manager as working funds and all other monies received by the Managing Agent relating to the Project in a separate non-commingled interest bearing account maintained in a bank approved by the Supervisory Manager (the "Bank Account"), held in the name of the Managing Agent as agent for Supervisory Manager. "Gross Proceeds" shall mean all amounts collected by the Managing Agent from or in connection with the management and operation of the Project or are in any way incidental to the foregoing (other than any security deposits), including, without limitation, base rents, percentage rents, and all additional charges collected and pursuant to the Space Leases, and all other additional amounts collected under the Space Leases, attributable to common area maintenance charges, real estate taxes and other operating expenses and assessments (collectively, "Escalators"), condemnation awards, insurance proceeds and real estate tax refunds and rebates of other operating expenses. All Gross Proceeds collected and any and all items paid by the Managing Agent arising by virtue of the management of the Project shall be deposited to and paid from the Bank Account. The Managing Agent shall use Gross Proceeds to pay all expenses (collectively "Expenses") relating to the management, operation, leasing, maintenance and administration of the Project, including any compensation payable to the Managing Agent pursuant to Section 7 hereof, other than expenses, which pursuant to the terms of this Agreement, are payable by the Managing Agent from its own funds. The excess, if any, of Gross Proceeds over Expenses ("Gross Operating Cash Flow") for any calendar month shall be paid to the Supervisory Manager in the manner set forth in Section 6(C) hereof;

             (XIII) The Managing Agent shall cause to be paid, out of Gross Proceeds, as required for the operation of the Project, on or before the last day on which they may be paid without penalty, all taxes (other than real estate taxes or other taxes billed together with real estate taxes), assessments, levies, fees, water, sewer and other utility rents and charges and all other governmental charges, and all fines, penalties and court disbursements, that are imposed or levied upon, or assessed against or measured by, the Project or any portion thereof. If any amount levied or assessed against the Project, or any part thereof, or payable in connection with the operation of the Project, becomes due and payable and may legally be paid in installments, the Managing Agent


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shall pay such amount in  installments,  unless an interest charge is imposed in connection with installment payments, in which event Managing Agent shall obtain direction from the Supervisory Manager as to whether such amount shall be paid in a lump sum or in installments.

             (XIV) The Managing Agent shall comply with, and shall cause the Project to comply with, all laws, codes, ordinances, regulations and other governmental. rules now or hereafter in force (collectively, the "Legal
Requirements") that are applicable to the Project or the occupancy, use or condition thereof, including, without limitation, the curing of any violation of any Legal Requirements. If such compliance necessitates the making of any Repairs, then the Managing Agent shall comply with the provisions set forth in
Section 4(B)(VII) and 4(B)(IX) hereof, and if such compliance necessitates the making of any Capital Replacements, then the Managing Agent shall follow the procedures set forth in Section 4(B)(XI) hereof, provided, however, that, in the case of an emergency or failure to comply promptly with (including to cure any violation of) any Legal Requirement which (a) shall expose either the Owner or the Supervisory Manager to criminal liability or (b) shall constitute an event of default under any Space Lease and any mortgage or other agreement affecting the Project, the Managing Agent shall cause compliance or the curing of the violation without awaiting the Supervisory Manager's consent and shall promptly inform the Supervisory Manager of any action taken or being taken by it in connection with such compliance or cure. Unless otherwise directed by the Supervisory Manager, the Managing Agent shall, to the extent the Managing Agent deems appropriate, in consultation with the Supervisory Manager, protest or litigate to final decision in the appropriate court or forum the application of any alleged Legal Requirement or the violation of any Legal Requirement adversely affecting the Project. Any counsel engaged under this subparagraph shall be subject to the approval of the Supervisory Manager, and no settlement shall be entered into in any matter without the Supervisory Manager's written consent;

             (XV) Use its best efforts to prevent any liens, charges or encumbrances (collectively, "Liens") from being filed against the Project which arise from any maintenance, repairs, alterations, improvements, renewals or replacements in or to the Project. The Managing Agent shall use its best efforts to cause the prompt release of any Liens (other than a lien resulting from any action taken by the Owner, Supervisory Manager or taken by the Managing Agent at the Supervisory Manager's written direction);

             (XVI) Give prompt notice to the Supervisory Manager of any defaults by any of the Tenants under their Space Leases and shall, unless notified in writing to the contrary by the Supervisory Manager, institute in its own name or in the name of the Supervisory Manager or the Owner, any necessary legal actions or proceedings to collect all charges, rents, other Gross Proceeds and monetary damages from the Tenants or other persons in possession or to cancel or terminate any Space Lease or to dispossess the Tenants or other persons in possession on grounds of nonpayment of any amount due (or on grounds of any other failure to perform) under the applicable Space Lease or otherwise enforce the provisions of the Space Leases. The selection of any counsel engaged under this subparagraph shall be subject to the prior written approval of the Supervisory Manager, and no settlement shall be entered into in any matter without the Supervisory Manager's written approval;

             (XVII) Shall advertise and promote the business of the Project (and shall institute and supervise a leasing and marketing program); provided, however, that, unless otherwise


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provided for by the Supervisory  Manager,  the Managing Agent shall not, without the Supervisory Manager's approval, expend, or commit to expend for such activities more than the amount approved in the Plan therefor during any year during the term of this Agreement;

             (XVIII) Subject to compliance with the provisions of the Space Leases and any mortgage or agreement affecting the Project, at the Supervisory Manager's written request, contest in good faith any tax, assessment, levy, attachment, charge, fee, Legal Requirement or lien relating to the Project which it believes to be unjustified; provided, however, that such contest shall not
(a) subject the Project or any part thereof or any proceeds therefrom to the risk of sale or forfeiture, (b) interfere with the use of occupancy of the Project or (c) subject the Owner or the Supervisory Manager to the risk of any criminal or civil liability.

             (XIX) To the extent required to be obtained or maintained by the Owner or Supervisory Manager of the Project, obtain and maintain, on behalf of the Owner or Supervisory Manager, all licenses, permits and approvals necessary or desirable for the use, operation, maintenance and management of the Project;

             (XX) Keep the Supervisory Manager informed of any significant change in the rules and regulations relating to the use, operation and maintenance of the Project, including any change in any Legal Requirements;

             (XXI) Collect all security deposits entitled to be received by the landlord under the Space Leases and shall promptly deposit the same in the Bank Account or such other account as may be required by the Space Leases and shall maintain said accounts pursuant to local law;

             (XXII) Promptly after receipt thereof, deliver to the Supervisory Manager a copy of any notice or other communication received by the Managing Agent from any public official or agency, or any Tenant under any of the Space Leases relating to any matter that would constitute (with or without the giving of notice or the passage of time, or both) a default under any Space Lease or any mortgage or other agreement affecting the Project.

             (XXIII) Within thirty (30) days following the Commencement Date of this Agreement and as directed by the Supervisory Manager on an ongoing basis, prepare and submit to the Supervisory Manager, for the Supervisory Manager's approval, a Leasing and Operating Plan (the "Plan") for the Project covering the period from the Commencement Date through the Expiration Date of the first fiscal year and each fiscal year thereafter, which Plan shall be prepared in a manner which will enable the Project to be operated by the Managing Agent as a first-class commercial property and shall include, but not be limited to, the items set forth on Exhibit "A" annexed hereto and made a part hereof. Upon Supervisory Manager's review and comments, all changes necessary will be submitted by Managing Agent in the revised Plan. Such Plan will be in effect upon Supervisory Manager's written approval.

     5. Condemnation and Casualty . In the event all or any portion of the Project (i) is damaged as a result of fire or other casualty (a "Casualty") or
(ii) taken or condemned in any


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eminent domain,  condemnation,  compulsory acquisition or like proceeding by any
competent   authority  for  any  public  or  quasi-public   use  or  purpose  (a
"Condemnation"), the Managing Agent shall give the Supervisory Manager prompt written notice thereof. The Owner, the Supervisory Manager or the Managing Agent shall not have any obligation to restore, repair, rebuild, alter, replace, or modify the Project or any part thereof affected by a Casualty or Condemnation, and the Supervisory Manager shall have the right to terminate this Agreement pursuant to the provisions of Section 10(F) hereof.

     6. Fiscal Matters.

        (A) The Managing Agent shall provide for appropriate accounting and cost control systems and personnel to be maintained at the Managing Agent's general offices to allow Managing Agent to maintain the books of account of the Project and to prepare and transmit the statements and reports required pursuant to this Section and the other reports, etc., as requested by Supervisory Manager. In addition, the Managing Agent shall cause, if required by law, such personnel to prepare and file all necessary reports with respect to withholding taxes, social security taxes, unemployment insurance, disability insurance, the Fair Labor Standards Acts and all other applicable laws and regulations and all other statements and reports pertaining to labor employed on the Managing Agent's payroll in or about the Project, which reports shall be in a form satisfactory to the Supervisory Manager. The Managing Agent shall also cause such personnel to prepare and file all necessary reports and returns with respect to sales taxes, use taxes, personal property taxes and all other taxes relating to the Project other than real estate taxes, which will be paid (and the necessary returns prepared) directly by the Supervisory Manager. The Managing Agent shall establish and supervise all bookkeeping and clerical services in connection with the operation of the Project. The Managing Agent shall be solely responsible and liable for, and shall bear and timely pay, all costs and expenses incurred in connection with this Section 6(A) and shall not be paid or reimbursed, either by the Supervisory Manager or from Gross Proceeds, for such costs and expenses except to the extent set forth on Exhibit "C". The Owner, the Supervisory Manager, its independent accounting firm and any other person designated by the Owner or the Supervisory Manager shall have the right and privilege of examining said books and records at any reasonable time, the cost of which shall be paid from Gross Proceeds. Upon the termination of this Agreement, the Managing Agent shall promptly transfer to the Supervisory Manager the originals of all such books and records, as well as all leases, leasing records, correspondence with tenants, personnel records and any and all other documents, instruments and correspondence relating to the Project. All books and records relating to the Project shall be retained for a period of at least four (4) years following the fiscal year to which they pertain or for such longer period of time as is consistent with industry standards.

        (B) By the 25th day of each calendar month during the term of this Agreement, the Managing Agent shall remit by wire transfer or immediately available federal funds to the Supervisory Manager, such amount, if any, as shall be designated from time to time (the "Advance Payment"). If Gross Proceeds shall not be sufficient to enable the Managing Agent to make the Advance Payment and discharge all Expenses then due, the Managing Agent shall immediately notify the Supervisory Manager and shall follow the Supervisory Manager's directions in connection with such shortfall; provided, however, that the Managing Agent shall not be required to use its own funds to cover any such shortfall.


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        (C) On or prior to the 7th day of each  calendar  month  during the term hereof, the Managing Agent shall render to the Supervisory Manager, and to any person designated by the Supervisory Manager, a statement (the "Monthly Statement") in the form set forth in Exhibit "A" annexed hereto and made a part hereof reporting the income and expenses for the immediately preceding calendar month including a comparison to the Plan. Together with the Monthly Statement, the Managing Agent shall include the original bills for all payments made during the immediately preceding calendar month and shall simultaneously wire transfer to Supervisory Manager funds in the amount, if any, by which Gross Operating Cash Flow for the immediately preceding month exceeds the Advance Payment for such immediately preceding month.

        (D) The Managing Agent shall, promptly following the Owner's request therefor, render to the Supervisory Manager, and to such persons as may be reasonably designated by the Supervisory Manager, any other statements or reports requested by the Supervisory Manager including but not limited to, the reports noted in Exhibit "B." The charges for such Additional reports are listed on Exhibit "B."

        (E) At the Supervisory Manager's request, an audit or review of the Project books and records shall be performed by a firm of independent certified public accountants selected by the Supervisory Manager. Any costs and expenses incurred in connection therewith shall be Expenses of the Project; provided, however, that, if such audit or review reveals that the Managing Agent has misappropriated or improperly applied any funds, then the Managing Agent shall be responsible and liable for, and shall bear and timely pay, all costs and expenses in connection with such audit or review and shall not be paid or reimbursed by the Supervisory Manager or from Gross Proceeds for such costs and expenses.

     7. Management Fee. In full consideration for the services of the Managing Agent hereunder the Managing Agent shall be entitled to receive the Management Fee. The Management Fee for each calendar month during the term hereof shall be separately computed, invoiced and paid to the Managing Agent from the Bank Account prior to the end of such calendar month in an amount equal to 2.25% of the collected Gross Proceeds less any amounts included in Gross Proceeds which represent condemnation awards, insurance proceeds, real estate tax refunds and rebates of other operating expenses or sales or rent taxes collected on behalf of taxing authorities.

     8. Insurance.

        (A) During the term hereof, the Supervisory Manager on behalf of the Owner shall be responsible for procuring to the extent reasonably available, all insurance policies required to be procured with respect to the Project under the Space Leases or any other agreement or mortgage affecting the Project or which are provided for in the Plan, said premiums to be considered an expense of the Project. The Managing Agent will notify Supervisory Manager of any special insurance requirements pursuant to the Space Leases. All liability insurance policies maintained by Owner or Supervisory Manager with respect to the Project shall include the Managing Agent as an additional named insured and certificates of insurance evidencing such coverage shall be provided to Managing Agent upon request.

        (B) The Managing Agent shall not obtain or carry separate insurance concurrent in form, or contributing in the event of loss, with that required hereunder, unless the Owner and the Supervisory Manager is a named insured therein. The Managing Agent shall pay for such insurance from its own funds and shall not be reimbursed therefor from the Supervisory Manager or from Gross Proceeds.

        (C) The Managing Agent shall obtain and maintain throughout the term of this Agreement, a fidelity bond in an amount of $ 1,000,000 for the full protection of the interests of the Owner, the Supervisory Manager and the Managing Agent.

        (D) The Supervisory Manager shall give to the Managing Agent, and the Managing Agent shall give to the Supervisory Manager, appropriate notice of any claims made against the Project, the Supervisory Manager or the Managing Agent, and the Managing Agent shall cooperate fully with the Supervisory Manager and with any insurance carrier to the end that all such claims will be promptly investigated and defended.

     9. Indemnity and Related Matters.

        (A) The Supervisory Manager agrees to indemnify and hold the Managing Agent free and harmless from any liability, including any costs and expenses incident thereto, for injury to persons or damage to property by reason of any cause whatsoever, in or about the Project, as a result of the performance of this Agreement by the Managing Agent, its agents, employees or independent contractors, irrespective of whether negligence on the part of the Managing Agent, its agents, employees or independent contractors is alleged.

        (B) Except as otherwise provided in this Agreement, the Supervisory Manager agrees to reimburse the Managing Agent for any money which the Managing Agent is required to pay out for any reason whatsoever whether the payment is for, or the result of (i) costs, charges or debts incurred or assumed by the Managing Agent in connection with the operation of the Project, (ii) judgments, settlements or expenses in defense of any claim, civil or criminal action, proceeding, charge or prosecution made, instituted or maintained against the Managing Agent or employees, agents or connection with the Project.

        (C) Notwithstanding the foregoing or anything else contained herein to the contrary, the Supervisory Manager shall not reimburse the Managing Agent or be liable to indemnify and hold the Managing Agent harmless from any liability or cost described in Section 9(A) and (B) and not covered by insurance, which results from, (i) the willful misconduct, gross negligence or criminal conduct of the Managing Agent or employees, agents, or independent contractors of the Managing Agent, (ii) any breach of this Agreement by Managing Agent, or (iii) any act of agent which is outside the scope of Managing Agent's authority under this Agreement, and the Managing Agent shall indemnify the Supervisory Manager and Owner (and each partner therein, any legal representative, heir, estate, successor or assign of any such partner or any officer, director, shareholder or partner in any such partner and any other principal of the Supervisory Manager or the Owner whether disclosed or undisclosed) against such liabilities and costs, including legal fees and any other costs and expenses incident thereto.

        (D) The Supervisory Manager agrees to defend promptly and diligently, at the Supervisory Manager's expense, any claim, action or proceeding brought against the Managing Agent, Supervisory Manager and the Owner, jointly or severally, arising out of or connected with any of the matters referred to in
Section 9(A) and (B), unless covered by Section 9(C) and to hold harmless and fully indemnify the Managing Agent from any judgment, liability, loss or settlement on account thereof.

        (E) Notwithstanding anything to the contrary contained in this Agreement, neither the Supervisory Manager, nor any officer, director, shareholder, agent or employee thereof, nor the Owner, nor any partner in the Owner or the Supervisory manager, nor any legal representative, heir, estate, successor or assign of any such partner or any officer, director, shareholder or partner in any such partner nor any other principal in Owner or Supervisory Manager whether disclosed or undisclosed, shall have any personal liability with respect to the performance by the Supervisory Manager of any of its obligations under this Agreement. If any breach shall occur by the Supervisory Manager hereunder, the Managing Agent shall proceed solely against the Gross Proceeds, and shall not seek or claim recourse against the Supervisory Manager, the Owner or any other person or party hereinabove named or referred to in this Section 9(E) as being exculpated from personal liability.

    10. Default and Termination. It shall be an event of default ("Event of Default") or a cause for termination hereunder if any one or more of the following events shall occur:

        (A) If either party (the "Defaulting Party") shall breach or fail to perform any term, covenant or condition contained in this Agreement;

        (B) If any Party shall voluntarily or involuntarily be dissolved; apply for or consent to the appointment of a receiver, trustee or liquidator of all or a substantial part of its assets; file a voluntary petition in bankruptcy or otherwise voluntarily avail itself of any federal or state laws for the relief of debtors; admit in writing its inability to pay its debts as they become due; make a general assignment for the benefit of creditors; file a petition or an answer seeking reorganization or arrangement with creditors or to take advantage of any insolvency law or file an answer admitting the material allegations of any petition filed against it in any bankruptcy, reorganization or insolvency proceeding; if an order, judgment or decree shall be entered by any court of competent jurisdiction, on the application of any one or more creditors of such Defaulting Party, adjudicating it bankrupt or insolvent or approving a petition seeking reorganization or appointing a receiver, trustee or liquidator of all or a substantial part of its assets, and such order, judgment or decree shall become final; or if within 60 days after the commencement of any proceeding against the Defaulting Party seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future applicable federal, state or other bankruptcy or insolvency statute or law, such proceeding shall not have been dismissed;

        (C) If Managing Agent shall assign, transfer, subcontract or create any other transfer by operation of law or otherwise transfer its rights under this Agreement without first obtaining Supervisory Manager's written approval.

        (D) If Managing Agent shall fail to pay any amount or deliver any report as required under this Agreement or fails to comply with any obligations or shall act outside the authorities established hereunder;

        (E) Upon the occurrence of an Event of Default, the non-defaulting party ("Non- Defaulting Party") shall have the right to terminate this Agreement (i) if the Event of Default is non-monetary in nature and the Defaulting Party fails to remedy any such Event of Default within twenty (20) days after its receipt of notice of default; provided, however, that if such Event of Default cannot reasonably be remedied within said period, then such additional period as may reasonably be required to remedy the same will be granted to the Defaulting Party, if the Defaulting Party shall promptly commence and use its best efforts to remedy the default upon receipt of the Non-Defaulting Party's notice and shall continue therewith with due diligence or (ii) if the Event of Default is monetary in nature and the Defaulting Party does not cure such Event of Default within two (2) days after its receipt of notice of such default;

        (F) Notwithstanding any provision contained herein to the contrary, if after a Condemnation or Casualty, the Owner elects not to undertake a restoration of the Project, the Supervisory Manager shall have the right to terminate this Agreement without penalty upon thirty (30) days prior notice to the Managing Agent; provided, however, if the Supervisory Manager so elects to terminate this Agreement, the Managing Agent, if requested by the Supervisory Manager, shall assist the Supervisory Manager in completing and filing any claim forms required to be completed and filed, and in complying with any other procedures required to be complied with, in order to enable the Owner to receive any Condemnation award or insurance proceeds the Owner is entitled to receive in connection with any such Casualty or Condemnation, and the Supervisory Manager shall pay the Managing Agent a reasonable fee, to be agreed upon between the Supervisory Manager and the Managing Agent, for so assisting the Supervisory Manager;

        (G) No termination of this Agreement, by operation of law or otherwise, shall relieve the parties hereto of their obligations hereunder accruing prior to the date of the termination of this Agreement, including, without limitation, any obligations to indemnify any person pursuant to Section 9 hereof;

        (H) Upon any termination of this Agreement, whether pursuant to Section 10, by operation of law or otherwise, the Managing Agent shall forthwith (i) surrender and deliver to the Supervisory Manager all Gross Proceeds of the Project and other monies of the Project on and in any Bank Account, including any amounts in the Bank Account, (ii) deliver to the Supervisory Manager as received any monies which would be Gross Proceeds under this Agreement but received after such termination, (iii) deliver to the Supervisory Manager all materials and supplies, keys, contracts and documents, and such other accounting papers and records pertaining to this Agreement as the Supervisory Manager shall request, including all books and records maintained for the Project, and (iv) confirm the assignment to the Supervisory Manager, of any and all rights the Managing Agent may have in and to any existing contracts, licenses and permits relating to the operation and maintenance of the Project, as the Supervisory Manager shall require. The Managing Agent hereby grants a power of attorney (coupled with an interest) to the Supervisory Manager to endorse any checks received in connection with the Project, and hereby assigns to the Supervisory Manager, effective upon the date of such termination, any and all existing contracts, licenses and permits relating to the operation and management of the Project;

        (I) The terms of this Article shall not be deemed to impair the right of any party to exercise any right or remedy, whether for damages, injunction, specific performance or otherwise, upon any breach or termination hereof,

        (J) Within fifteen (15) days of any termination of this Agreement, the Managing Agent shall render to Supervisory Manager, and to such persons as may be designated by the Supervisory Manager, a full accounting to the date of termination, of all monies received by the Managing Agent in connection herewith;

        (K) Supervisory Manager, at its discretion, may cancel this Agreement upon thirty (30) days written notice to Managing Agent for any reason whatsoever (or for no reason).

    11. Notices. All notices, consents, approvals or other communications provided for in this Agreement to be given by the Managing Agent to the Supervisory Manager shall be in writing and shall be personally served or sent by facsimile transmission:

        TO THE SUPERVISORY MANAGER:

        Pembroke Supervisory Management, LLC
        70 East 55th Street, 7th Floor
        New York, NY 10022
        Attention:  Lawrence J. Cohen

    All notices, consents, approvals or other communications provided for in this Agreement to be given by the Supervisory Manager to the Managing Agent shall be in writing and shall be personally served or sent by facsimile transmission:

        TO THE MANAGING AGENT:

        Colliers Nevada Management, LLC
        5310 Kietzke Lane, Suite 105
        Reno, NV 89511

        With a copy to:

        Marcus Clark
        Colliers Nevada Management, LLC
        53 10 Kietzke Lane, Suite 105
        Reno, Nevada 89511
        Fax Number:  (775) 823-4680

    12. Relationship and Further Actions.

        (A) The Managing Agent and the Supervisory Manager intend that this Agreement establish no relationship between them other than that of Managing Agent and Supervisory Manager, respectively. The Managing Agent and the Supervisory Manager shall not be construed as joint ventures or partners of each other and neither shall have the power to bind or obligate the other except as set forth in this Agreement.

        (B) The parties hereto agree to execute all contracts, agreements and documents and to take all actions necessary to comply with the provisions of this Agreement and the intent hereof.

    13. Applicable Law. The interpretation, validity and performance of this Agreement shall be governed by the laws of the State of New York without giving effect to the conflict of laws or principles thereof. If any of the terms and provisions hereof shall be held invalid or unenforceable for any reason, such invalidity or unenforceability shall in no event affect any of the other terms or provisions hereof, all such other terms and provisions to be valid and enforceable to the fullest extent permitted by law.

    14. Successors and Assigns.

        (A) The Managing Agent shall not assign or in any manner sell or transfer any of its rights and interests as Managing Agent hereunder without the prior written approval of the Supervisory Manager, nor shall any of the Managing Agent's obligations hereunder be transferable on the Managing Agent's part, by operation or law or otherwise, without the prior written approval of the Supervisory Manager.

        (B)  The  terms,  provisions,   covenants,   undertakings,   agreements,
obligations and conditions of this Agreement shall be binding upon and shall inure to the benefit of the successors and the permitted assigns of the parties hereto.

        (C) If at any time prior to the Expiration Date, the Owner or any other person or entity shall succeed to the rights of the Supervisory Manager, the Managing Agent agrees at the election and upon request of any such person, to fully and completely attorn, from time to time, to and recognize such person as the Supervisory Manager under this Agreement upon the terms and conditions of this Agreement. Upon such attornment this Agreement shall continue in full force and effect as a direct agreement between the Managing Agent and such successor Supervisory Manager who shall not be (i) liable for any previous act or omission of any prior Supervisory Manager and (ii) subject to any offsets or defenses which may have theretofore accrued to the Managing Agent against any prior Supervisory Manager.

    15. Hazards. Owner and Supervisory Manager agree to provide Managing Agent with any information Owner and Supervisory Manager may have regarding Hazards in the Property. Hazards shall include, but are not limited to, asbestos, PCB transformers, other toxic or hazardous substances, underground storage tanks, and health and safety hazards. Managing Agent shall notify

Owner and Supervisory Manager if Managing Agent becomes aware of any Hazards in, on or about the Property. Owner and Supervisory Manager understand that Managing Agent is not a licensed or qualified expert on Hazards. Therefore, Managing Agent shall not be responsible for discovering Hazards, in, on or about the Property, causing the Property to comply with laws regarding Hazards, or supervising technical work on Hazards. Owner and Supervisory Manager understand that the laws regarding the disclosure of Hazards to tenants, buyers and other persons may be ambiguous and subject to conflicting interpretations. Therefore, if hazards are discovered in, on or about the Property and Managing Agent in good faith disagrees with Owner's instructions regarding such disclosures, then Managing Agent may terminate this Agreement upon sixty(60) days written notice to Owner and Supervisory Manager.

    16. General Provisions.

        (A) The Supervisory Manager represents that it has full power and authority to execute this Agreement and to be bound by and perform the terms hereof. The Managing Agent represents it has full power and authority to execute this Agreement and be bound by and perform the terms hereof. On request, each party shall furnish the other evidence of such authority.

        (B) Any change to or modification of this Agreement or any waiver of any provision hereof must be in writing signed by both parties hereto. This
Agreement may be executed in one or more counterparts, each of which shall be deemed an original. The captions for each Section are intended for convenience only.

     IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement effective the day and year first above written.


                            Owner:

                            HIGH CASH PARTNERS, L.P.

                               By: Pembroke HCP, LLC, General Partner

                                   By: Pembroke Companies, Inc., Member

                                       By:
                                          --------------------------------
                                          Lawrence  J. Cohen, President


                              Supervisory Manager:

                              PEMBROKE SUPERVISORY MANAGEMENT, LLC

                                 By: Pembroke Companies, Inc., Member

                                      By:
                                         ------------------------------------
                                         Lawrence J. Cohen, President


                              Managing Agent:

                              COLLIERS NEVADA MANAGEMENT, LLC


                                       By:
                                          ------------------------------------
                                          Marcus S. Clark

                                   EXHIBIT "A"
                       FORM OF MONTHLY OPERATING STATEMENT

                                 (SEE ATTACHED)

To include the following reports:

        1.  Variance Analysis with explanations
        2.  General Ledger
        3.  Accounts Payable Report (if available)
        4.  Billing and Collection Report (Rent Roll)
        5.  Accounts Receivable Aging Report and Analysis with explanations
        6.  Consolidated Cash Flow
        7.  Cash Disbursement Journal

                                   Exhibit "C"

                                 Gross Proceeds

    The   term  "Gross   Proceeds"  shall  include  those  items  described   in
Section 4(12) of this Agreement. For purposes of determining the Management Fee, rent shall not include (i) fire loss or other insurance proceeds, capital improvements, remodeling and tenant change costs (including any overhead factor payable by tenants), (ii) security deposits except for the portion applied to past due rent; (iii) prepaid rents except for the portion applied to the then current month; or (iv) sums collected or paid for sales, excise or use taxes.